Exhibit 21
Listing of Subsidiaries of Thermadyne Holdings Corporation
C&G Systems Holding, Inc.
16052 Swingley Ridge Rd, Suite 300
St. Louis, MO 63017
C&G Systems, Inc.
1401 Glenlake
Itaska, IL 60143
Canadian Cylinder Company
2220 Wyecroft Road
Oakville, Ontario
Canada L6L 5V6
Comet Property Holdings Inc.
Accra Bldg. 122 Gamboa Street
Lagaspi Village
Makati City, Philippines
Cigweld Pty Ltd.
73 Gower Street
Preston Victoria, 3072
Australia
Comweld Malaysia SDN. BHD.
Lot 151, Rawang Integrated Industrial Park
Jalan Batu Arang
48000 Rawang
Selangor Darul Ehsan
West Malaysia
Comweld (Philippines) Inc.
73 Gower Street
Preston Victoria 3072
Australia
Duxtech Pty Ltd.
73 Gower Street
Preston Victoria 3072
Australia
O.C.I.M. S.r.l.
Via Benaco, 3
S. Giuliano Milanese (MI)
Milan, Italy 20098
Palco Trading Company
P.O. Box 34 - 35
Dubal, UAE

Philippine Welding Equipment, Inc.
Ground Floor, PWE Bldg.
North Road Jagobiao
Mandaue City
Cebu, Philippines
PT Comweld Indonesia
Kawasan Industri Jababeka
JI Jababeka VI Block P No. 3
Cikarang, Bekasi 17550
Indonesia
PT Thermadyne Utama Indonesia
Kawasan Industri Jababeka
JI Jababeka VI Block P No. 3
Cikarang, Bekasi 17550
Indonesia
Quetack Pty Ltd. Trustee
73 Gower Street
Preston Victoria 3072
Australia
Quetala Pty Ltd. Unit Holder
73 Gower Street
Preston Victoria 3072
Australia
Quetala Unit Trust
73 Gower Street
Preston Victoria 3072
Australia
Stoody Company
5557 Nashville Road
Bowling Green, KY 42101
Thermadyne Asia/Pacific PTE Ltd.
UE Tech Park #02-03
8 Pandane Crescent
Singapore 12846
Thermadyne Asia SDN BHD (Malaysia)
Lot 151, Rawang Integrated Industrial Park
Jalan Batu Arang
48000 Rawang
Selangor Darul Ehsan
West Malaysia
Thermadyne Australia Pty Ltd.
73 Gower Street
Preston Victoria 3072
Australia

Thermadyne Brazil Holdings, Ltd.
16052 Swingley Ridge Rd, Suite 300
St. Louis, MO 63017
Thermadyne Chile Holdings, Ltd.
16052 Swingley Ridge Rd, Suite 300
St. Louis, MO 63017
Thermadyne Cylinder Co.
16052 Swingley Ridge Rd, Suite 300
St. Louis, MO 63017
Thermadyne Industries, Inc.
16052 Swingley Ridge Rd, Suite 300
St. Louis, MO 63017
Thermadyne Industries Ltd (UK)
Europa Building
3 Chorley North Industrial Park
Chorley Lancashire PR6 7BX England
Thermadyne International Corp.
2070 Wyecroft Road
Oakville, Ontario
Canada L6L 5V6
Thermadyne Italia SRL
Via Gb Stucchi 66120A
Monza, Italy 20052
Thermadyne Japan Ltd.
4-3-18-201 Zuiko Higashi
Yodogawa-Ka
Osaka, Japan 533-0005
Thermadyne South Africa (Pty) Ltd.
D/b/a Unique Welding Alloys
Cason Road & Third Avenue
Boksburg North
South Africa 1460
Thermadyne South America Holdings, Ltd.
Close Brothers Inc.
One Capital Place PO Box 1034
George Town Grand Cayman
Cayman Island
Thermadyne (Thailand) Co. Ltd.
Piansri Wattana Bldg. 29/9 Moo 14
Banga-Trad Road Rm 6 Bangkaew
Bangplee Samutprakarn Thailand 10540
Thermadyne Victor Ltda
Avenida Brazil 13629
Rio de Janeiro RJ 21012 - 351
Brazil

Thermadyne Welding Products Canada, Ltd.
2070 Wyecroft Road
Oakville, Ontario
Canada L6L 5V6
Thermal Arc Philippines Inc.
Ground Floor, PWE Building
North Road, Jagobiao
Mandaue City 6014
Cebu Philippines
Thermal Dynamics Corporation
Industrial Part #2
West Lebanon, NH 03784
Victor Equipment Company
2800 Airport Road
Denton, TX 76205
Victor Equipment de Mexico, S.A. de C.V.
Jesus Siqueiros #652
Colonia Alvaro Obregon
Hermosillo, Sonora, Mexico, 83170